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                                                                     EXHIBIT 8.2


            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]



                                 March 17, 2000




The Coastal Corporation
Coastal Tower
Nine Greenway Plaza
Houston, Texas  77046

Gentlemen:

         We have acted as special tax counsel to The Coastal Corporation, a Delaware corporation (the "Company"), in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger, dated as of January 17, 2000 (the "Agreement"), by and among El Paso Energy Corporation, a Delaware corporation ("Parent"), El Paso Merger Company, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary"), and the Company, and
(ii) the preparation and filing of the registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, on March 16, 2000, which includes the joint proxy statement/prospectus (the "Joint Proxy Statement/Prospectus"). This opinion is being furnished to you, at your request, in connection with the filing of the Joint Proxy Statement/Prospectus with the SEC. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

         In connection with this opinion, we have examined the Agreement, the Joint Proxy Statement/Prospectus and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. We have relied upon statements, representations and covenants made by the Company, Parent and Merger Subsidiary, and we have assumed that such statements and representations are true without regard to any qualifications as to knowledge and belief. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Merger that have come to our attention during our engagement, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and (iii) that the Merger will be consummated in accordance with the terms of the Agreement and as described in the Registration Statement and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Effective Time. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy and completeness of the items described above on which we are relying, including that the Merger will be consummated as described in the Joint Proxy Statement/Prospectus.

         In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service (the "Service") and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the truth, accuracy or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any fact, information, document, corporate record, covenant, statement, representation or assumption stated herein that becomes untrue, incorrect or incomplete.

         Although the discussion in the Joint Proxy Statement/Prospectus under the caption "The Merger - Description of Material United States Federal Income Tax Consequences of the Merger" (the "Discussion") does not purport to discuss all possible United States federal income tax consequences of the Merger, we are of the opinion that, subject to the limitations, qualifications, exceptions and assumptions set forth in the Discussion and herein, such Discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax considerations discussed therein under current law. Except as expressly set forth above, we express no other opinion, including, without limitation, any opinion as to the United States federal, state, local, foreign or other tax consequences of the Merger. Further, there can be no assurances
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The Coastal Corporation
March 17, 2000
Page 2


that the opinion expressed herein will be accepted by the Service or, if challenged, by a court.

         This letter is furnished to you for use in connection with the Merger, as described in the Agreement and the Joint Proxy Statement/Prospectus, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,

                                        Skadden, Arps, Slate, Meagher & Flom LLP